EXHIBIT 10.44

COMMERCIAL LEASE

WHEREAS the Parties hereto are presently Lessor and Lessee under a lease agreement dated June 8, 2001 for 6,011 Square Feet +/- of Premises on the third floor of 135 Beaver St, (‘the Original Lease”) and

WHEREAS the Parties have agreed to an expansion of the aforesaid Premises, and an extension of the term of the Original Lease.

NOW THEREFORE the Parties agree to a new lease agreement to be effective upon the dates and conditions stated below, to replace the Original Lease which shall be moot upon the effective date of the new lease.

1.                                       PARTIES:

Clematis LLC, a Massachusetts Limited Liability Company, with a principal place of business at 411 Waverley Oaks Road, Suite 340, Waltham, MA, 02452, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Interleukin Genetics, Inc., a Delaware  Corporation with a principal place of business at 135 Beaver Street, Waltham, MA  02452, LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2.                                       PREMISES:

19,000 square feet + or - on the third floor at 135 Beaver Street, Waltham, MA, 02452.  Together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto, as well as the non exclusive use of sixty five (65) parking spaces serving the building.

3.                                       TERM:

The term of this lease shall be for five years commencing on April 1, 2004, or upon substantial completion of the build out, which ever is later (the “Rent Commencement Date”) and ending on March 31, 2009.

4.                                       RENT:

The LESSEE shall pay to the LESSOR rent at the rate of $437,000.00 dollars per year, payable in advance in monthly installments of $36,417.00, commencing on the Rent Commencement Date.  Thereafter, during the term of the lease, LESSEE shall pay rent and additional rent to the LESSOR monthly, in advance, not later than the first day of each calendar month.

5.                                       SECURITY DEPOSIT:

The LESSEE shall maintain, at all times, a Security Deposit equivalent, at a minimum, to one month’s Rent, presently $36,417.00. This Security Deposit obligation includes lease renewals and extensions.

6.                                       ADDITIONAL RENT:

A.  TAX ESCALATION:  If any tax year commencing with the fiscal year ending June 2004, the real estate taxes on the land and buildings, of which the leased premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year ending June 2003    (hereinafter called the “Base Year”), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, 19.8 percent of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year.  If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.  LESSEE percent of expense is calculated as follows: Premises 19,000 sq. ft., divided by total building 95,989 sq. ft. equals 19.8%.

B. OPERATING COST ESCALATION:  The LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, 19.8% of any increase in operating expenses over those incurred during the calendar year 2003.  Operating expenses are defined for the purposes of this agreement in Exhibit E.

This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

7.                                       UTILITIES:

The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises, or are servicing the leased premises exclusively.  The LESSOR agrees to provide all other utility service and  reasonable heat and air conditioning (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town.  LESSOR shall not be liable for damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’s control.  If such cause is the result of the negligent act or omission of LESSOR, its agents, contractors or employees and continues for more than five (5) days after notice from LESSEE, as it’s sole remedy, LESSEE’s rental obligations shall be abated until such time as the damage or interruption is restored.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease.  In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’s sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.  If leased premises are not separately metered LESSEE shall pay LESSOR an Annual Rate of $1.25 per square foot paid monthly as additional rent.

8.                                       USE OF LEASED PREMISES:

The LESSEE shall use the leased premises only for the purpose of general office, research and clinical lab, and administrative use.  The LESSEE uses will comply with Section 3.251 of the Zoning Ordinances of the City of Waltham which provides that “Research laboratory uses and structures shall comply with all applicable requirements of the General Ordinances of the City of Waltham and such regulations as are promulgated thereunder.”

9.                                       COMPLIANCE WITH LAWS:  The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises and the building or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10.                                 FIRE INSURANCE:  The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers.  The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’s use of the premises.

11.                                 MAINTENANCE:

A.  LESSEE’S OBLIGATIONS:  The LESSEE agrees to maintain the leased premises in good condition, and whenever necessary, to replace plate glass and other glass thereinthat is damaged by the negligence of the LESSEE or servants or agents of LESSEE.  LESSEE, upon occupancy, acknowledges that the leased premises are then in good order and the glass whole.  The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.  LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

B.  LESSOR’S OBLIGATIONS:  The LESSOR agrees to maintain the structure of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

C.  SELF HELP IN EMERGENCY:  In the event of an emergency which threatens the safety of individuals or damage to the building or it’s contents, including personal property, the LESSOR may respond to the emergency, and any costs incurred by the LESSOR on behalf of the LESSEE, or due to the acts or negligence of the LESSEE, shall be charged to and recovered from the LESSEE.  LESSOR shall not be liable for any damages caused by said emergency, or any action or omission by the LESSOR under this paragraph.

12.                                 ALTERATIONS - ADDITIONS:

The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing.  All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction.  LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR.  LESSEE shall indemnify and hold the LESSOR harmless from any losses, costs and claims arising from all such liens.  Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein, except for lab benches and other removable furniture and fixtures.

13.                                 ASSIGNMENT - SUBLEASING:

The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’s prior written consent, which consent will not be unreasonably withheld.  Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. See Addendum.

14.                                 SUBORDINATION:

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage granted by the LESSOR, in existence now or at any time hereafter as a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15.                                 LESSOR’S ACCESS:

The LESSOR or agents of the LESSOR may, at reasonable times, upon reasonable notice, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do. LESSOR and may show the leased premises to others, upon reasonable notice and at reasonable times within six (6) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16.                                 INDEMNIFICATION AND LIABILITY:

The LESSEE shall indemnify and hold the LESSOR harmless from all loss and damage occasioned by the negligence of the LESSEE including loss and damaged occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the negligence of the LESSOR.  LESSOR shall not be liable for damages arising from the natural accumulation of snow and/or ice. The reasonable removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSOR’s responsibility.

17.                                 LESSEE’S LIABILITY INSURANCE:

The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part therein (i) General Liability Bodily Injury and Property Damage primary liability limit of $1,000,000 on an occurrence basis with a general aggregate limit of $2,000,000,  (ii) Umbrella liability limit of a minimum of $1,000,000,  (iii) Worker’s compensation statutory liability, (iv) employer’s non-owned and hired auto at a combined single limit for Bodily injury and Property Damage of $1,000,000, each in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided.  The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies.  All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

The Parties to this lease mutually waive their right to subrogate against each other for property losses.  Except as provided herein, the Parties to the lease are therefore responsible for insuring their own property.

18.                                 FIRE, CASUALTY - EMINENT DOMAIN:

Should a substantial portion of the leased premises, or of the property of which they are a part be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease.  When, through no fault of the LESSEE, such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if;

(a)                                  The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b)                                 The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE’s fixtures, property or equipment.

19.                                 DEFAULT AND BANKRUPTCY:

In the event that:

(a)                                  The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after the date said payment is due; or

(b)                                 The LESSEE shall default in the observance or performance of any other of the LESSEE’s covenants, agreement, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c)                                  The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’s property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default.  The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term, or the LESSOR may elect to be indemnified for loss of rent and other sums due under this lease by a lump sum payment representing the then present value of the amount of all sums which would have been paid in accordance with this lease for the remainder of the term minus the then present value of the aggregate market rate, as defined below, and additional charges payable for the premises for the remainder of the term, taking into account reasonable projections of vacancy and time required to re-lease the premises.  For purposes hereof, market rate shall be the then current effective rate of rent (adjusted, if necessary, to reflect any free rent or comparable concessions), being charged for comparable space in comparable buildings.  For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation describe herein, the most recent full year’s tax and operating expense payments shall be deemed constant for each year thereafter.  The Federal Reserve discount rate (or equivalent) plus 3% shall be used in calculating present values.  If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may elect to remedy such default for the account and at the expense of the LESSEE.  If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 12 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.  It is expressly understood and agreed that the LESSEE’s obligation to pay rent, and any and all additional charges, is independent of any obligation or covenant entered into by the LESSOR.

20.                                 NOTICE:

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if addressed to the LESSEE, or if mailed, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE at LESSEE’s address in paragraph one, Attention: Chief Operating Officer.  Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing.  ALL rent notices shall be paid and sent to the LESSOR at 411 Waverley Oaks Road, Suite 340, Waltham, MA  02452.  Either party, by written notice to the other, may change the address to which notice is required to be given hereunder.

21.                                 SURRENDER:

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises).  LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted.  In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises upon the expiration or other termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

In the event that LESSEE continues to occupy, control or remain in any part of the Leased Premises beyond the expiration or earlier termination of the Term of this Lease, including any extensions thereto, such holding over shall not be deemed to create any tenancy, but the LESSEE shall be a Tenant at Sufferance only and shall be liable for all loss, damage or expenses incurred by the LESSOR. All other terms of this Lease shall apply, except that use and occupancy payments shall be due in full monthly installments which shall be paid to LESSOR at the times and manner determined by the LESSOR, in advance and in an amount equal to the greater of two times of either of the following: (i) Basic Annual Rent, additional rent and other sums due under the Lease, including any extensions thereto, immediately prior to termination, or (ii) LESSOR’s then published rent for the Leased Premises.  It is expressly understood and agreed that such extended occupancy is a Tenancy at Sufferance only, solely for the benefit and convenience of the LESSEE and is of greater rental value.  If

LESSEE continues to occupy, control or remain in all or any part of the Leased Premises beyond noon of the last day of any monthly rental period, said action shall constitute LESSEE’s occupancy for an entire additional month, and increased payment as provided by this section, shall be due and payable immediately in advance.  LESSOR’s acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE’S status as a Tenant at Sufferance.

22.                                 LATE FEES:

LESSEE agrees that because of actual damages for a late payment or a dishonored check are difficult to fix or ascertain, but recognizing that damage and injury result therefore, LESSEE agrees that if payments of rent and other obligations are not received in hand by LESSOR five (5) days after the date it is due, LESSEE agrees to pay liquidated damages equal to five percent (5%) of the total delinquent amount owed.  The postmark on the payment, received plus two (2) days, shall be conclusive evidence of whether the payment is delinquent.  LESSEE agrees to pay a liquidated damage of $25.00 for each dishonored check.  In the event that two or more of the LESSEE’s checks are dishonored in a 12 month period, the LESSOR, in addition to other Rights, shall have the right to demand payment by Certified Check or Money Order.

23.                                 BROKERAGE:

LESSOR and LESSEE represent to each other that neither party has dealt with any broker or any other person in connection with showing the property or premises or with this lease other than Glenn Commercial Group.  LESSOR and LESSEE agree that each will hold harmless and indemnify the other from any loss, cost, damage and expense, including reasonable attorney’s fees incurred by LESSOR or LESSEE for a commission or finder’s fee as a result of the falseness of this representation.

24.                                 OTHER PROVISIONS:

It is also understood and agreed that the following attached items are part of this agreement.

•                                          Addendum

•                                          Exhibit A - Floor Plan

•                                          Exhibit B - LESSOR’s work

•                                          Exhibit C - Building Rules and Regulations

•                                          Exhibit D - Description of Premises on which Leased Premises are located

•                                          Exhibit E - Building Operating Expenses

•                                          Exhibit F - Cleaning Schedules

•                                          LESSOR and LESSEE agree that so long as the LESSEE is not in default under the Original Lease for the Premises consisting of 6,011 sq. ft. +/- on the third floor of the building upon commencement of the term of this Lease the Original Lease shall be deemed terminated and of no further effect.

•                                          Buyout Option:

After 24 months of the Lease Term, if LESSEE requires additional space and

LESSOR cannot provide additional space in any of the “Duffy” properties in Waltham or Lexington, LESSEE may cancel this lease with six (6) months written notice to LESSOR. The Notice shall be accompanied by a payment of a Buy Out Fee. The Buy Out Fee shall be a pro rata reimbursement of  LESSOR’s unamortized build out costs for the added 13,989 Sq. Ft.. These costs include Lessor’s $100,000 allowance towards Tenant Improvements  contemplated in Exhibit B only. The build out costs are amortized over the sixty (60) rental months of the Lease Term, without interest thereon..

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 13th day of February, 2004.

LESSEE		LESSOR
Interleukin Genetics, Inc.		Clematis LLC

By:	s/s Fenel M. Eloi	By:	s/s Norman J. Duffy
Fenel Eloi, COO		Duffy Bros. Management Company, Inc.,
Manager Duly Authorized
Norman J. Duffy, President

LEASE ADDENDUM

1.                                       LESSEE shall not change the color or appearance of the outside of the leased premises.

2.                                       LESSEE shall not post signs on exterior of the premises.

3.                                       The parking spaces shall not be used for dead storage of vehicles or other merchandise or material.

4.                                       LESSEE shall not keep or store any vehicles, containers, merchandise or refuse outside the leased premises.

5.                                       LESSEE shall be responsible to dispose of LESSEE’s own trash and refuse except for normal waste basket trash.

6.                                       (A) If upon request for consent to assign or sublease, the LESSOR prefers to resume possession of the space which the LESSEE wishes to sublet, LESSOR may refuse consent.  In that event, this lease shall terminate at a mutually agreed date, with respect to the proposed sublease space, and the parties hereby agree, thereupon, to mutually release each other from rights and obligations of this agreement, with respect to the proposed sublease space. They shall deem the term of the agreement, for the sublease space, as expiring at the mutually agreed date.

(B) The LESSEE may, however upon written notice to LESSOR, sublease to a parent, affiliate or subsidiary of the LESSEE.

(C) If an assignment or sublease is entered into, LESSEE shall, within thirty (30) days of receipt thereof, pay to LESSOR fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with such assignment or sublease, either initially or overtime, in excess of the base rent and additional rent and other charges to be paid under this lease (“Sublease Profits”) as if such amount were originally called for by the terms of this lease as additional rent, provided that, prior to the division of the Sublease Profits in the manner noted above, the LESSEE may deduct reasonable and customary expenses directly incurred by LESSEE which are attributable to the transfer, including, legal fees and brokerage commissions paid by LESSEE in connection with the assignment or sublease.

(D) LESSEE shall reimburse LESSOR from LESSEE’s portion of the Sublease Profits for reasonable LESSOR’s attorneys’ fees for examination of and/or preparation of any documents in connection with such assignment or subletting in an amount up to but not to exceed $2,500.00.

7.                                       LESSEE may maintain the insurance required to be carried by LESSEE under blanket policy of insurance insuring LESSEE and other companies affiliated with LESSEE.

8.                                       LESSOR during the term shall maintain with a responsible insurance company or companies an all risk fire insurance policy with extended coverage insuring the property containing the premises against loss or damage caused by fire and other occurrence in an amount equal to the full replacement cost to the building.

Exhibit A

Floor Plan

LESSOR:  Clematis LLC

LESSEE:  Interleukin Genetics, Inc.

Exhibit B

Lessor’s Work

LESSOR:  Clematis LLC

LESSEE:  Interleukin Genetics Inc.

•                  Lessor will perform all Tenant Improvements indicated on Exhibit A.  Lessor grants Lessee an allowance of up to $100,000.00 towards these Tenant Improvements, Lessee shall be solely responsible for any additional costs in excess of this allowance.

•                  In addition to the above-mentioned allowance, provided Lessee selects the paint colors and carpeting from Lessor’s samples, Lessor will paint and install new carpet in the 12,989 sq. ft. expansion space at Lessor’s expense.

EXHIBIT C

BUILDING RULES AND REGULATIONS

1.                                       Every reference herein to “LESSOR’s Consent” means “prior written consent of the LESSOR in each instance”.

2.                                       The sidewalk, entry, passages, elevator, and stairways shall not be obstructed by the LESSEES and shall not be used by them for any other purpose than for ingress and egress to and from their respective premises. Excepted from this restriction is use of these facilities for purpose of moving furniture and equipment to or from the Premises, which is permitted outside of normal office hours and on a non-interference basis with respect to other occupants of the Building.

3.                                       The floors and windows that receive or admit light into passageways, or into any place in said building, shall not be obstructed by any LESSEE. The elevators, water closets, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or unsuitable substances, shall be added to them.

4.                                       No sign, advertisement, or notice shall be placed on any part of the outside or inside of the building.

5.                                       No auction sales shall be conducted in or around the building.

6.                                       No LESSEE shall smoke tobacco in any part of the building.  Upon notice from the LESSOR, LESSEE shall immediately cease all activity in and around the building which, in the discretion of the LESSOR, constitutes noisy, offensive or disruptive activity.  LESSEE shall be responsible for the acts and actions of their employees, agents, invitees and assigns.

7.                                       The lease shall not at any time exceed floor capacity of one hundred and twenty-five pounds per square foot.  All damage done to the building by taking in or out a safe or other heavy or bulky object, or during the time it is in or on the premises, shall be repaired at the expense of the responsible LESSEE. Each LESSEE is required to notify and arrange with the building superintendent when safes, furniture, or like property are to be taken into or out of the building. No freight, furniture, or bulky package or matter of any description shall be carried on the elevators except as shall not by their size, weight or nature damage the elevators, and which shall be loaded and carried only with appropriate protective measures, and which elevating shall not inhibit or restrict normal pedestrian traffic.

8.                                       No LESSEE may change any locks without the LESSOR’s consent.

9.                                       No LESSEE shall use any method of heating or cooling other than that provided by the LESSOR, without the LESSOR’s consent.

10.                                 Each LESSEE shall keep the premises in a good state of cleanliness, and for such purposes shall, during the continuance of the lease, make use of the cleaning service for the building unless other arrangements have been approved by LESSOR in writing, and no tenant shall employ any person or persons other than the cleaning service for the building for the purpose of cleaning, or of taking charge of the premises unless other arrangements have been approved by LESSOR in writing. Each LESSEE agrees that the LESSOR shall be in no way responsible to any LESSEE for any loss of property from the premises, however occurring, or for any damage done to the LESSEE’s furniture or other effects by the cleaning service for the building or any of its employees, unless LESSEE shall establish gross negligence or willful wrongdoing by such person or persons.

11.                                 Nothing shall be thrown out of the windows or doors or down the passages or light shafts or upon the skylights of the building or upon or into any heating or ventilating register or plumbing apparatus of the building, or be placed or left upon any outside windowsill, fire escape or other projection of the building.

12.                                 No animals shall be kept in or about the building.

13.                                 No LESSEE will introduce or admit into the building any telephone or telegraph wire or any other means of external communication without the LESSOR’s consent, other than by connection to outlets provided by the LESSOR, and the LESSOR reserves the right to rescind such consent at any time, in which case the LESSEE agrees to remove any such wire or means, provided, that LESSOR shall not restrict LESSEE’s means of external communication in any manner which unreasonably interferes with the operation of LESSEE’s business.

14.                                 No machine or machinery of any kind other than office equipment, including but not limited to typewriters, computers, copiers and Fax Machines, shall be operated on or in the building, without the LESSOR’s consent.

15.                                 All complaints by a LESSEE shall be made in writing to the LESSOR.  Each tenant shall give to the LESSOR’s building superintendent prompt written notice of any damage known to LESSEE or defect in pipes, wires, appliances or fixtures in or about the premises and of any damage to any part of the premises.

16.                                 LESSEE shall not be permitted to use or keep in the building any kerosene, burning fluid, or other illuminating material or inflammable or explosive substance or materials, except as customary in office or computer facilities with the LESSOR’s consent; any such fluids kept on the premises to be stored in accordance with state and local fire regulations.

17.                                 No LESSEE shall use or permit any room or portion thereof to be used by anyone for the purpose of lodging or sleeping therein.

18.                                 The LESSOR reserves the right to rescind any of these rules and to make such other and further reasonable and uniform rules and regulations as in its reasonable judgment may from time to time be needful for the safety, care, and cleanliness of the building, and for the preservation of good order therein; such other and further rules; provided, however, that such rules shall not be inconsistent with the proper and rightful enjoyment by the LESSEE under the within lease of the premises.

EXHIBIT D

LEGAL DESCRIPTION OF PREMISES ON WHICH

LEASED PREMISES ARE LOCATED

A certain parcel of land in Waltham, Middlesex County, Massachusetts situated on the southerly side of Waverley Oaks Road and the easterly side of Beaver Street, shown as Lot 1 on a Plan of Land entitled “Plan of Land in Waltham, MA”, dated May 15, 1996 and revised on May 31, 1996 by Beals and Thomas Inc., 200 Fribeg Parkway, Westbourough, MA and recorded with the Middlesex South District Registry of Deeds as Plan 530 of 1996 and in Book 26405, Page 482.

Beginning at a point on the southerly side line of Waverley Oaks Road, said point being 195.00 feet  easterly of a point of curvature shown as said plan, then;

NORTHEASTERLY by Waverley Oaks Road two hundred nineteen 12/100 (219.12) feet;

SOUTHEASTERLY by Lot 2 four hundred seven 91/100 (407.91) feet;

NORTHEASTERLY by Lot 2 twenty-seven 75/100 (27.75) feet;

SOUTHEASTERLY by Lot 2 one hundred nine 19/100 (109.19) feet;

SOUTHWESTERLY by Land now or formerly owned by the Commonwealth of Massachusetts one hundred thirty six 92/100 (136.92) feet;

SOUTHWESTERLY by Land now or formerly owned by the Commonwealth of Massachusetts by a curve of five hundred eighty-eight 01/100 (588.01) feet radius and a length of seventy 92/100 (70.92) feet;

SOUTHWESTERLY by Lot 3 one hundred thirty-six 63/100 (136.63) feet;

NORTHWESTERLY by Beaver Street two hundred ninety-two 27/100 (292.27) feet;

NORTHEASTERLY by Land now or formerly owned by Shell Oil Co. one hundred forty five 00/100 (145.00) feet;

NORTHWESTERLY by Land now or formerly owned by Shell Oil Co. one hundred fifty-two 48/100 (152.48) feet to the point of beginning.

Lot 1 contains 164,032 square feet of land, more or less

For title reference see deed dated March 1, 1985 and recorded with Middlesex South District Registry of Deeds, Book 16037, Page 119 and deed dated June 12, 1996 and recorded with said Registry in Book 26405, Page 484.

EXHIBIT E

OPERATING EXPENSES

I.                                         Operating Expenses shall consist by way of example the following items of building costs:

1.                                       Labor, materials, supplies and services for all maintenance and cleaning of the building, its machinery and other personal property; and for maintenance, cleaning, snow removal and landscape care on the exterior of premises.

2.                                       Allowance equal to 5% of Rent for general supervisory, administrative expenses and management fees.

3.                                       Cost of Waste disposal.

4.                                     Costs of License, inspection and permit fees.

5.                                       Heat, air conditioning and ventilation for the building and lighting and power for common areas.

6.                                       Janitorial and cleaning services.

7.                                       Maintenance, repair, and service contracts.

8.                                       Security expenses including watchmen, guards and security services.

9.                                       Insurance including fire, casualty, general liability, property damage, etc.

10.                                 Reserves for capital replacement and improvements, equal to 2% of Rent for the replacement value of capital equipment. However, expenditures for such capital replacements and improvements are specifically excluded.

11.                                 Water, sewer and general utility charges.

EXHIBIT F

CLEANING SCHEDULE

NIGHTLY:                             Between the hours of 5:00 p.m. and 6:00 a.m., Monday through Friday, legal holidays excluded.

1.               Restrooms

•                  Dust and spot clean all toilet partitions, tile walls and receptacles.

•                  Refill all dispensers including soap, toilet tissue, paper towels, etc.

•                  Dust mop or sweep floors thoroughly; wash and rinse using a germicidal detergent.

•                  Empty all trash receptacles and replace plastic liners.

•                  Clean and polish all chrome fittings and bright work, including shelves, flushometers and metal dispensers.

•                  Clean, sanitize and polish all fixtures including toilet bowls, urinals and sinks using a germicidal detergent solution.

•                  Clean and sanitize both sides of toilet seats with a germicidal detergent solution.

•                  Clean and polish all mirrors and glass.

2.               Empty and clean all waste receptacles, ash trays and sand urns.

3.               Wash and clean water fountains with a germicidal detergent solution.

4.               Office rubbish removal.  Empty wastebaskets and replace liners, resulting from business office use, not included manufacturing or product packaging materials, the removal and disposal of this type of  rubbish is Tenants responsibility.

5.               Vacuum carpeted areas as needed.

6.               Dry mop, wet mop and burnish tile floors to a polished appearance and/or vacuum and spot clean carpeting.

7.               Wet wipe table tops in employee lounge, including cleaning of any spills, if applicable.

8.               Keep sidewalks and parking area clean and rubbish free.

9.               Clean entrance door glass to remove finger marks, smudges, etc.

WEEKLY

1.               Dust rails and sills or as needed.

2.               Sweep stairwells and landings or as needed.

3.               Edge vacuum and moldings.

4.               Keep lawn and landscaping properly maintained, if applicable.

QUARTERLY

1.               HVAC filters cleaning and/or changing filters on roof tops and air handlers.

(Lab areas and specialized sections not included)

ANNUALLY

1.                    Wash all windows inside and out.

Note:                                  Lab areas and specialized sections to be omitted.